Exhibit 1

EXECUTION COPY

AMENDED AND RESTATED DEED OF ADHERENCE

To:

Telecom Italia S.p.A.
Telecom Italia International N.V.
W de Argentina - Inversiones S.L.
Los W S.A.
Gerardo Werthein
Dario Werthein
Daniel Werthein
Adrian Werthein

Dear Sirs,

We make reference to (i) the Amended and Restated Shareholders’ Agreement (the “Shareholders’ Agreement”), dated August 5, 2010, as amended further on October 13, 2010, on March 9, 2011, on November 13, 2013 and on October 24, 2014, entered into by and among Telecom Italia S.p.A. (“TI”), Telecom Italia International N.V. (“TII”), W de Argentina – Inversiones S.L. (“Los W”), Los W S.A. (“Los W Guarantor Company”) and Gerardo Werthein, Daniel Werthein, Dario Werthein and Adrian Werthein (collectively “Los W Controlling Shareholders,” together with Los W and Los W Guarantor Company, the “Los W Parties”), concerning their respective participation in Sofora Telecomunicaciones S.A. (“Sofora”), (ii) the Deed of Adherence (the “Deed of Adherence”), dated as of November 13, 2013, among the Los W Controlling Shareholders, Fintech Telecom, LLC, TI and TII, (iii) the Amended and Restated Stock Purchase Agreement, dated October 24, 2014, among the Fintech Telecom, LLC, TI and TII, pursuant to which, inter alia, TI and TII have agreed to sell to Fintech Telecom, LLC their Minority Sofora Shares (the “Amended SPA”) and (iv) the willingness of Fintech Telecom, LLC to become a party to the Shareholders’ Agreement pursuant to terms and conditions of this amended and restated deed of adherence.

All capitalized terms used but not otherwise defined herein shall have the meaning ascribed to them in the Shareholders’ Agreement.

The parties hereto agree that the Deed of Adherence is hereby amended and restated to read in its entirety as follows (the “Amended and Restated Deed of Adherence”):

1.	Adherence and Undertakings

1.1           Fintech Telecom, LLC, a limited liability company organized and existing in accordance with the laws of Delaware, with its head office at 375 Park Avenue 38th Floor, New York, NY 10152 (“Adhering Party”) hereby irrevocably and unconditionally adheres to the Shareholders’ Agreement (a copy of which has been delivered to Adhering Party and which Adhering Party has reviewed and executed and attached hereto as Annex 1 for identification) as a party thereto, hereby irrevocably and unconditionally agreeing to be directly bound by any and all terms and conditions of the Shareholders’ Agreement, including its Exhibits and appendixes.

1.2           The Adhering Party hereby agrees that, by executing this Amended and Restated Deed of Adherence, (i) it shall be deemed to be a Party (as defined in the Shareholders’ Agreement) to the Shareholders’ Agreement vested with all the rights and obligations of a Party (as defined in the Shareholders’ Agreement) as of, and subject to the occurrence of, the closing of the Minority Sale at the Interim Transfer Date under, and solely in accordance with the terms of, the Amended SPA, and (ii) as of, and subject to the occurrence of, the closing of the Majority Sale at the Closing Date under and solely in accordance with the terms of the Amended SPA, it shall be vested with all rights and obligations established under the Shareholders’ Agreement for the benefit of TI and TII.

2.	Notices

The Adhering Party confirms that its address for serving notices pursuant to the Article 17 “Notices” shall be the following:

Fintech Telecom, LLC
375 Park Avenue 38th Floor
New York, NY 10152
Tel: 212-593-3500
Fax: 212-593-3461
Attn: J.R. Rodriguez, Erika Mouynes
Email: jrr@fintechadv.com, em@fintechadv.com

Copy to:

Cleary Gottlieb Steen & Hamilton LLP
One Liberty Plaza
New York, NY 10006
Tel: 212-225-2000
Fax: 212-225-3999
Attn: Rich Cooper
Email: rcoopercgsh.com

Errecondo Gonzalez Funes
Tone Fortabat
Bouchard 680 — C1106ABH
Tel: (54 11) 5236 4400
Fax: (54 11) 5236 4401
Attn: Baruki Gonzalez
Email: baruki.gonzalez@egfa.com.ar

[Signature Page Follows]

2

Sincerely,

Fintech Telecom LLC
By:	Fintech Advisory, Inc.
Its	Managing Member

By:	/s/ Erika Mouynes
Name:	Erika Mouynes
Title:	Authorized Person

By:	/s/ Julio Rafael Rodriguez, Jr.
Name:	Julio Rafael Rodriguez, Jr.
Title:	Authorized Person

[Signature Page to Amended and Restated Deed of Adherence]

Accepted and Agreed:

Telecom Italia S.p.A.

By:	/s/ Andrea Balzarini
Name: Andrea Balzarini
Title: Authorized Representative

Telecom Italia International N.V.

By:	/s/ Francesco S. Lobianco
Name: Francesco S. Lobianco
Title: Chief Executive Officer

[Signature Page to Amended and Restated Deed of Adherence]

Accepted and Agreed:

W de Argentina – Inversiones S.A. (formerly denominated W de Argentina – Inversiones S.L.)

Gerardo Werthein

/s/ Gerardo Werthein

Los W Guarantor Company

Gerardo Werthein

/s/ Gerardo Werthein

Los W Controlling Shareholders

Dario Werthein	Daniel Werthein

/s/ Dario Werthein	/s/ Daniel Werthein

Adrian Werthein	Gerardo Werthein

/s/ Adrian Werthein	/s/ Gerardo Werthein

[Signature Page to Amended and Restated Deed of Adherence]